UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 455-1621

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 20, 2007, Digital Angel Corporation (the “Company”), and Imperium Master Fund, Ltd. (“Imperium”) entered into a Securities Exchange Agreement, whereby the Company issued to Imperium 784,947 shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”), in exchange for a warrant, dated June 28, 2007, previously issued by the Company to Imperium and exercisable for up to 630,750 shares of Common Stock.

On December 24, 2007, the Company and Gemini Master Fund, Ltd. (“Gemini”) entered into a Securities Exchange Agreement, whereby the Company issued to Gemini 144,928 shares of the Company’s Common Stock in exchange for a warrant, dated June 28, 2007, previously issued by the Company to Gemini and exercisable for up to 210,250 shares of Common Stock.

The Common Stock was issued to Imperium and Gemini in transactions exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Common Stock was exchanged for the outstanding warrants exclusively with the holders thereof and no commission or remuneration was paid or given, directly or indirectly, for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: December 27, 2007

By: /s/ Patricia M. Petersen
Name: Patricia M. Petersen
Title: Vice President, General Counsel and Secretary